Exhibit 4.1

EXECUTION VERSION

DEPOSIT AGREEMENT

among

AMERICAN TOWER CORPORATION,

as issuer

and

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC., as Depositary,

and

THE HOLDERS FROM TIME TO TIME OF THE DEPOSITARY RECEIPTS DESCRIBED HEREIN

Dated as of March 3, 2015

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TABLE OF CONTENTS

(continued)

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TABLE OF CONTENTS

(continued)

		Page

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1.	Amendment	30

Section 6.2.	Termination	30

ARTICLE VII

MISCELLANEOUS

Section 7.1.	Counterparts	31

Section 7.2.	Exclusive Benefit of Parties	32

Section 7.3.	Invalidity of Provisions	32

Section 7.4.	Notices	32

Section 7.5.	Depositary’s Agents	33

Section 7.6.	Appointment of Registrar, Transfer Agent, Conversion Agent, Dividend Disbursing Agent and Redemption Agent in Respect of the Convertible Preferred Stock	33

Section 7.7.	Holders of Receipts are Parties	33

Section 7.8.	Governing Law	34

Section 7.9.	Inspection of Deposit Agreement and Certificate of Designations	34

Section 7.10.	Headings	34

Section 7.11.	Confidentiality	34

EXHIBIT A:	FORM OF RECEIPT	A-1

EXHIBIT B:	CERTIFICATE OF DESIGNATIONS	B-1

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DEPOSIT AGREEMENT

DEPOSIT AGREEMENT, dated as of March 3, 2015, among (i) AMERICAN TOWER CORPORATION, a Delaware corporation (the “Corporation”); (ii) COMPUTERSHARE INC., a Delaware corporation, and its wholly-owned subsidiary COMPUTERSHARE TRUST COMPANY, N.A, a federally chartered trust company and national banking association; and (iii) the holders from time to time of the Receipts (as hereinafter defined) described herein.

WHEREAS, it is desired to provide, as hereinafter set forth in this Deposit Agreement, for the deposit of shares of the Convertible Preferred Stock (as hereinafter defined) of the Corporation from time to time with the Depositary (as hereinafter defined) for the purposes set forth in this Deposit Agreement and for the issuance hereunder of Receipts evidencing Depositary Shares (as hereinafter defined) in respect of shares of the Convertible Preferred Stock so deposited;

WHEREAS, the Receipts are to be substantially in the form of Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement; and

WHEREAS, the terms, conditions and pricing mechanisms upon conversion of the Convertible Preferred Stock are set forth in the Certificate of Designations (as hereinafter defined) attached hereto as Exhibit B; and

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

ARTICLE I

DEFINED TERMS

Section 1.1. Definitions

The following definitions shall for all purposes, unless otherwise indicated, apply to the respective terms (in the singular and plural forms of such terms) used in this Deposit Agreement:

“Accumulated Dividend Amount” shall have the meaning set forth in the Certificate of Designations.

“Affiliate” shall mean, with respect to any person or entity, any person or entity directly or indirectly controlling, controlled by, or under common control with, such other person or entity. For the purpose of this definition, “controlling,” “controlled by” or “under common control with” mean the ownership, direct or indirect, of the power to direct or cause the direction of the operation or management and policies of a person or entity, whether through the ownership or control of voting interests, by contract or otherwise.

“Board of Directors” shall have the meaning set forth in the Certificate of Designations.

“Certificate of Designations” shall mean the relevant Certificate of Designations filed with the Secretary of State of the State of Delaware on March 3, 2015 and attached hereto as Exhibit B, and as such certificate may be amended or restated from time to time, that amends the Restated Certificate, adopted by the Board of Directors of the Corporation or a duly authorized committee thereof establishing the Convertible Preferred Stock as a series of preferred stock of the Corporation and setting forth the rights, preferences and privileges of the Convertible Preferred Stock.

“close of business” shall mean 5:00 p.m. (New York City time).

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Corporation.

“Computershare” shall mean Computershare Inc., a Delaware corporation.

“Conversion Date” shall have the meaning set forth in the Certificate of Designations.

“Conversion Number” shall have the meaning set forth in Section 2.10.

“Convertible Preferred Stock” shall mean the Corporation’s 5.50% Mandatory Convertible Preferred Stock, Series B, par value $0.01 per share, $1,000 liquidation preference per share, designated in the Certificate of Designations.

“Corporation” shall have the meaning set forth in the Preamble of this Deposit Agreement and shall include its successors and assigns.

“Deposit Agreement” shall mean this Deposit Agreement, as amended or supplemented from time to time in accordance with the terms hereof.

“Depositary” shall mean Computershare and Trust Company and, subject to the provisions of Section 5.5, shall include its successors and assigns.

“Depositary Shares” shall mean the depositary shares, each representing one-tenth (1/10th) of one share of the Convertible Preferred Stock, and evidenced by a Receipt.

“Depositary’s Agent” shall mean an agent appointed by the Depositary pursuant to Section 7.5.

“Depositary’s Office” shall mean the principal office of the Depositary at which at any particular time its business in respect of matters governed by this Deposit Agreement shall be administered, which at the date of this Deposit Agreement is located at 250 Royall Street, Canton, Massachusetts, 02021.

“Dividend Payment Date” shall have the meaning set forth in the Certificate of Designations.

“Dividend Period” shall have the meaning set forth in the Certificate of Designations.

“DTC” shall have the meaning set forth in Section 2.1.

“DTC Receipt” shall have the meaning set forth in Section 2.1.

“Early Conversion Average Price” shall have the meaning set forth in the Certificate of Designations.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“FCC Regulatory Limitations” shall have the meaning set forth in the Certificate of Designations.

“Fundamental Change Dividend Make-whole Amount” shall have the meaning set forth in the Certificate of Designations.

“Funds” shall have the meaning set forth in Section 4.1.

“Initial Price” shall have the meaning set forth in the Certificate of Designations.

“Mandatory Conversion Date” shall have the meaning set forth in the Certificate of Designations.

“New York Stock Exchange” shall have the meaning set forth in Section 2.1.

“Person” shall mean any natural person, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, unincorporated association, trust or other entity, and shall include any successor (by merger or otherwise) of the foregoing.

“Physical Receipt” shall have the meaning set forth in Section 2.1.

“Receipt” shall mean one of the depositary receipts issued hereunder, substantially in the form set forth as Exhibit A hereto, whether in the form of DTC Receipts or Physical Receipts, and evidencing the number of Depositary Shares with respect to shares of the Convertible Preferred Stock held of record by the Record Holder of such Depositary Shares.

“Record Holder” or “Holder” as applied to a Receipt shall mean the Person in whose name such Receipt is registered on the books of the Depositary maintained for such purpose.

“Redemption Date” shall have the meaning set forth in Section 2.8.

“Registrar” shall mean the Computershare or such other successor registrar which shall be appointed by the Corporation to register ownership and transfers of Receipts as herein provided and if a successor Registrar shall be so appointed, references herein to “the books” of or maintained by the Depositary shall be deemed, as applicable, to refer as well to the register maintained by such successor Registrar for such purpose.

“Restated Certificate” shall mean the Restated Certificate of Incorporation of the Corporation (as such may be amended, modified or restated from time to time).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Signature Guarantee” shall have the meaning set forth in Section 2.3.

“Transfer Agent” shall mean Computershare or such other successor transfer agent which shall be appointed by the Corporation to transfer the Receipts or the deposited shares of Convertible Preferred Stock, as the case may be, as herein provided.

“Trust Company” shall mean Computershare Trust Company, N.A., a federally chartered trust company and national banking association.

“Underwriters” shall mean the underwriters listed on Schedule A of the Underwriting Agreement.

“Underwriting Agreement” shall mean that certain underwriting agreement, dated as of February 25, 2015, among the Corporation and the Underwriters.

ARTICLE II

FORM OF RECEIPTS, DEPOSIT OF THE CONVERTIBLE PREFERRED STOCK,

EXECUTION AND DELIVERY, TRANSFER, SURRENDER AND REDEMPTION OF

RECEIPTS

Section 2.1. Rights, Privileges and Preferences; Form and Transfer of Receipts

Subject to the terms of this Deposit Agreement, each Holder of a Receipt is entitled, proportionately, to all the rights, preferences and privileges of the Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt (including the conversion, dividend, voting, and liquidation rights contained in the Certificate of Designations) and the same proportionate interest in any and all other property received by the Depositary in respect of such Convertible Preferred Stock and held under this Deposit Agreement.

Upon request by the Corporation, the Corporation and the Depositary shall make application to The Depository Trust Company (“DTC”) for acceptance of all of the Receipts for its book-entry settlement system. The Corporation hereby appoints the Depositary acting through any authorized officer thereof as its attorney-in-fact, with full power to delegate, for purposes of executing any agreements, certifications or other instruments or documents necessary or desirable in order to effect the acceptance of such Receipts for DTC eligibility. So long as the Receipts are eligible for book-entry settlement with DTC, unless otherwise required by law, all Depositary Shares with book-entry settlement through DTC shall be represented by a single receipt or receipts (the “DTC Receipt”), which shall be deposited with DTC (or its designee) evidencing all such Depositary Shares and registered in the name of the nominee of DTC (initially Cede & Co.). The Depositary or such other entity as is agreed to by DTC may hold the DTC Receipt as custodian for DTC. Ownership of beneficial interests in the DTC Receipt shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (a) DTC or its nominee for such DTC Receipt or (b) institutions that have accounts with DTC.

The DTC Receipt shall bear such legend or legends as may be required by DTC in order for it to accept the Depositary Shares for its book-entry settlement system. The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under this Deposit Agreement is initially limited to 12,500,000 (as increased from time to time by an amount equal to the aggregate number of any additional Depositary Shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement), except for Receipts executed and delivered in respect of Depositary Shares upon registration or transfer of, or in exchange for, or in lieu of other Receipts pursuant to Section 2.3, Section 2.4 or Section 4.6.

The DTC Receipt shall be exchangeable for definitive Physical Receipts (as defined below) only if (i) DTC notifies the Corporation at any time that it is unwilling or unable to continue to make its book-entry settlement system available for the Receipts and a successor to DTC is not appointed by the Corporation within 90 days of the date the Corporation is so informed in writing or (ii) DTC ceases to be registered as a clearing agency under the Exchange Act, and a successor to DTC is not appointed by the Corporation within 90 days. The Corporation shall provide written notice to the Depositary upon receipt of notice of the occurrence of any event described in clause (i) or (ii) of the preceding sentence. Until such written notice is received by the Depositary, the Depositary may presume conclusively for all purposes that the events described in clause (i) and (ii) of the first sentence of this paragraph have not occurred. If the beneficial owners of interests in Depositary Shares are entitled to exchange such interests for definitive Receipts as the result of an event described in clause (i), or (ii) of the first sentence of this paragraph, then without unnecessary delay, the Depositary shall provide written instructions to DTC to deliver the DTC Receipt to the Depositary for cancellation, and, without unnecessary delay, the Corporation shall instruct the Depositary to deliver to the beneficial owners of the Depositary Shares previously evidenced by the DTC Receipt definitive Receipts in physical form (each, a “Physical Receipt”) evidencing such Depositary Shares.

Physical Receipts issued in exchange for all or a part of the DTC Receipt pursuant to this Section 2.1 shall be registered in such names and in such authorized denominations as DTC, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Depositary. Upon execution and authentication, the Depositary shall deliver such Physical Receipts to the Persons or entities in whose names such Physical Receipts are so registered.

At such time as all interests in a DTC Receipt have been converted, cancelled, surrendered or transferred, such DTC Receipt shall be, upon receipt thereof, cancelled by the Depositary in accordance with standing procedures and existing instructions between DTC and DTC’s custodian. At any time prior to such cancellation, if any interest in a DTC Receipt is exchanged for Physical Receipts, converted, cancelled, surrendered or transferred to a transferee who receives Physical Receipts therefor or any Physical Receipt is exchanged or transferred for part of such DTC Receipt, the number of Depositary Shares evidenced by such DTC Receipt shall, in accordance with the standing procedures and instructions existing between DTC and DTC’s custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such DTC Receipt, by the Depositary or DTC’s custodian, at the direction of the Depositary, to reflect such reduction or increase.

Beneficial owners of Depositary Shares through DTC shall not receive or be entitled to receive Physical Receipts or be entitled to have Depositary Shares registered in their name, except as described in the third immediately preceding paragraph, in which case the provisions set forth in such paragraph and the second immediately succeeding paragraph regarding the issuance of Physical Receipts shall apply. Except as specifically provided herein, beneficial owners of Depositary Shares through DTC shall not be considered the owners or holders of the Convertible Preferred Stock under this Deposit Agreement for any purpose, including with respect to the giving of any direction, instruction or approval to the Depositary under this Deposit Agreement.

Receipts shall be in denominations of any number of whole Depositary Shares. All Receipts shall be dated the date of their issuance. The Corporation shall deliver to the Depositary from time to time such quantities of Receipts as the Depositary may request to enable the Depositary to perform its obligations under this Deposit Agreement.

The DTC Receipt and Physical Receipts, if any, shall be substantially in the form set forth in Exhibit A attached hereto, with appropriate insertions, modifications and omissions, as hereinafter provided and shall be engraved or otherwise prepared so as to comply with the applicable rules of The New York Stock Exchange (the “NYSE”) or any other securities exchange on which the Depositary Shares are then listed, if applicable. In the event the DTC Receipt becomes exchangeable for definitive Physical Receipts as provided in this Section 2.1, the Depositary, pending preparation of definitive Physical Receipts and upon the written order of the Corporation, delivered in compliance with Section 2.1, shall execute and deliver temporary Receipts, which may be printed, lithographed, typewritten, mimeographed or otherwise substantially of the tenor of the Physical Receipts in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Persons executing such Receipts may determine, as evidenced by their execution of such Receipts. If temporary Receipts are issued, the Corporation and the Depositary will cause Physical Receipts to be prepared without unreasonable delay. After the preparation of Physical Receipts, the temporary Receipts shall be exchangeable by the Record Holder for Physical Receipts upon surrender of the temporary Receipts at the Depositary’s Office or such other place or places as the Depositary shall determine pursuant to the first paragraph of Section 2.4, without charge to the Record Holder. Upon surrender for cancellation of any one or more temporary Receipts, the Depositary shall execute and deliver in exchange therefor Physical Receipts representing the same number of Depositary Shares as represented by the surrendered temporary Receipt or Receipts registered in the name (and only in the name) of the holder of the temporary Receipt or Receipts; provided that, the Depositary has been provided with all necessary information that it may request in order to execute and deliver such definitive Physical Receipts. Such exchange shall be made at the Corporation’s expense and without any charge therefor to the Record Holder or the Depositary. Until so exchanged, the temporary Receipts shall in all respects be entitled to the same benefits under this Deposit Agreement as Physical Receipts.

Receipts shall be executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose unless it shall have been executed manually or by the facsimile signature of a duly authorized officer of the Depositary or, if a Registrar for the Receipts (other than the Depositary) shall have been appointed, by manual or facsimile signature of a duly authorized officer of such Registrar. The Depositary shall record on its books each Receipt so signed and delivered as hereinafter provided.

Receipts may be endorsed with, or have incorporated in the text thereof, such legends or recitals or changes not inconsistent with the provisions of this Deposit Agreement, all as may be required by the Depositary and approved by the Corporation or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of the NYSE or any other securities exchange upon which the Convertible Preferred Stock, the Depositary Shares or the Receipts may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject.

Title to Depositary Shares evidenced by a Receipt that is properly endorsed, or accompanied by a properly executed instrument of transfer, shall be transferable by delivery of such Receipt with the same effect as if such Receipt were a negotiable instrument; provided, however, that until transfer of any particular Receipt shall be registered on the books of the Depositary as provided in Section 2.3, the Depositary may, notwithstanding any notice to the contrary, treat the Record Holder thereof at such time as the absolute owner thereof (x) for the purpose of determining the Person (i) entitled to distributions of dividends or other distributions of securities, cash or other property or payments with respect to the Convertible Preferred Stock, (ii) entitled to exercise any voting, or conversion rights with respect to the Convertible Preferred Stock and (iii) entitled to receive any notice provided for in this Deposit Agreement and (y) for all other purposes.

The Corporation shall provide an opinion of counsel to the Depositary prior to the effective date of this Agreement, to set up a reserve, stating that:

(1) the Depositary Shares and the Preferred Stock have been registered under the Securities Act; and

(2) the Preferred Stock, when issued and delivered against payment therefor, will be duly and validly issued and fully paid and non-assessable.

Section 2.2. Deposit of the Convertible Preferred Stock; Execution and Delivery of Receipts in Respect Thereof

Subject to the terms and conditions of this Deposit Agreement, the Corporation may from time to time deposit shares of the Convertible Preferred Stock under this Deposit Agreement by delivery to the Depositary of a certificate or certificates for such shares of the Convertible Preferred Stock to be deposited, properly endorsed or accompanied, if required by the Depositary, by a duly executed instrument of transfer or endorsement, in form reasonably satisfactory to the Depositary, together with (i) all such certifications as may be required by the Depositary pursuant to this Deposit Agreement and (ii) an instruction letter from the Corporation authorizing the Depositary to register such shares of the Convertible Preferred Stock in book-entry form, each in form satisfactory to the Depositary, together with all such certifications as may be required by the Depositary in accordance with the provisions of this Deposit Agreement, and together with a written order of the Corporation directing the Depositary to execute and deliver to, or upon the written order of, the Person or Persons stated in such order a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing such deposited shares of the Convertible Preferred Stock.

The shares of the Convertible Preferred Stock that are deposited shall be held by the Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine. The Depositary shall not lend any shares of the Convertible Preferred Stock deposited hereunder.

Upon receipt by the Depositary of a certificate or certificates for shares of the Convertible Preferred Stock deposited in accordance with the provisions of this Section 2.2, together with the other documents required as above specified, and upon recordation of the shares of the Convertible Preferred Stock on the books of the Corporation (or its duly appointed transfer agent) in the name of the Depositary or its nominee, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver to or upon the order of the Person or Persons named in the written order delivered to the Depositary referred to in the first paragraph of this Section 2.2, a Receipt or Receipts evidencing in the aggregate the number of Depositary Shares representing the shares of the Convertible Preferred Stock so deposited and registered in such name or names as may be requested by such Person or Persons. The Depositary shall execute and deliver such Receipt or Receipts at the Depositary’s Office or such other offices, if any, as the Depositary may designate. Delivery at other offices shall be at the risk and expense of the Person requesting such delivery.

Section 2.3. Registration of Transfer of Receipts

The Corporation hereby appoints Computershare and Trust Company as the Registrar and Transfer Agent for the Receipts and Computershare and Trust Company hereby accept such appointment, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, shall register on its books from time to time transfers of Receipts upon any surrender thereof by the Holder in person or by duly authorized attorney, properly endorsed or accompanied by a properly executed instrument of transfer or endorsement, along with any evidence of authority that may be required by the Depositary, including, but not limited to, a guarantee of the signature thereon from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association (a “Signature Guarantee”), together with any other evidence of authority as may be required by law. Thereupon, the Depositary shall execute a new Receipt or Receipts evidencing the same aggregate number of Depositary Shares as those evidenced by the Receipt or Receipts surrendered and deliver such new Receipt or Receipts to or upon the order of the Person entitled thereto. Any references to the Depositary herein shall, to the extent applicable, mean the Depositary as the Transfer Agent and Registrar.

Section 2.4. Split-ups and Combinations of Receipts; Surrender of Receipts and Withdrawal of the Convertible Preferred Stock

Upon surrender of a Receipt or Receipts at the Depositary’s Office or at such other offices as it may designate for the purpose of effecting a split-up or combination of such Receipt or Receipts, and subject to the terms and conditions of this Deposit Agreement, the

Depositary shall execute a new Receipt or Receipts in the authorized denomination or denominations requested, evidencing the aggregate number of Depositary Shares evidenced by the Receipt or Receipts surrendered, and shall deliver such new Receipt or Receipts to or upon the order of the Holder of the Receipt or Receipts so surrendered.

Any Holder of a Receipt or Receipts may withdraw the number of whole shares of the Convertible Preferred Stock and all money and/or other property, if any, represented thereby by (x) in the case of Physical Receipt(s), surrendering such Receipt(s), or Depositary Shares represented by the Receipts, at the Depositary’s Office or at such other offices as the Depositary may designate for such withdrawals and (y) in the case of a DTC Receipt, by complying with the appropriate DTC procedures for such withdrawal; provided, however, that a Holder of a Receipt or Receipts may not withdraw such whole shares of Convertible Preferred Stock (or money and other property, if any, represented thereby) which has previously been called for redemption as so provided for in the Certificate of Designations. After such surrender and upon the receipt of written instructions from the Holder of such Receipt or Receipts, without unreasonable delay, the Depositary shall deliver to such Holder, or to the Person or Persons designated by such Holder as hereinafter provided, the number of whole shares of the Convertible Preferred Stock and all money and/or other property, if any, represented by the Receipt(s), or Depositary Shares represented by such Receipt(s), representing the Convertible Preferred Stock subject to withdrawal, but Holders of such whole shares of the Convertible Preferred Stock will not thereafter be entitled to deposit such shares of the Convertible Preferred Stock hereunder or to receive a Receipt evidencing Depositary Shares therefor. If a Physical Receipt delivered by the Holder to the Depositary in connection with such withdrawal shall evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of whole shares of the Convertible Preferred Stock to be withdrawn, the Depositary shall at the same time, in addition to such number of whole shares of the Convertible Preferred Stock and such money and/or other property, if any, to be so withdrawn, deliver to such Holder, or subject to Section 2.3 upon his order, a new Physical Receipt evidencing such excess number of Depositary Shares; provided, however, that such Physical Receipt shall only represent a whole number of Depositary Shares and the Depositary shall not issue any Physical Receipt evidencing a fractional Depositary Share.

Delivery of shares of the Convertible Preferred Stock and money and other property, if any, being withdrawn may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate.

If shares of the Convertible Preferred Stock and the money and other property, if any, being withdrawn are to be delivered to a Person or Persons other than the Record Holder of the related Receipt or Receipts being surrendered for withdrawal of such shares of the Convertible Preferred Stock, such Holder shall execute and deliver to the Depositary a written order so directing the Depositary and the Depositary may require that the Receipt or Receipts surrendered by such Holder for withdrawal of such shares of the Convertible Preferred Stock be properly endorsed in blank or accompanied by a properly executed instrument of transfer in blank.

Delivery of shares of the Convertible Preferred Stock and the money and other property, if any, represented by Receipts surrendered for withdrawal shall be made by the

Depositary at the Depositary’s Office or at such other place or places as the Depositary shall determine, except that, at the Depositary’s sole discretion and at the request, risk and expense of the Holder surrendering such Receipt or Receipts and for the account of the Holder thereof, such delivery may be made at such other place as may be designated by such Holder.

Section 2.5. Limitations on Execution and Delivery, Transfer, Surrender and Exchange of Receipts

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender or exchange of any Receipt, the Depositary, any of the Depositary’s Agents or the Corporation may require (i) payment to it of a sum sufficient for the payment (or, in the event that the Depositary or the Corporation shall have made such payment, the reimbursement to it) of any charges, taxes or expenses payable by the Holder of a Receipt pursuant to Section 5.8 (including any such tax or charge with respect to the shares of Convertible Preferred Stock being deposited or withdrawn or any charges or expense pursuant to Section 3.2), (ii) the production of evidence satisfactory to it as to the identity and genuineness of any signature (which evidence may include a Signature Guarantee), and (iii) any other reasonable evidence of authority that may be required by the Depositary, and may also require compliance with such regulations, if any, as the Depositary or the Corporation may establish consistent with the provisions of this Deposit Agreement and/or applicable law.

The deposit of shares of the Convertible Preferred Stock may be refused, the delivery of Receipts against shares of the Convertible Preferred Stock may be suspended, the registration of transfer of Receipts may be refused and the registration of transfer, surrender or exchange of outstanding Receipts may be suspended (i) during any period when the register of stockholders of the Corporation is closed or (ii) if any such action is deemed necessary or advisable by the Depositary, any of the Depositary’s Agents or the Corporation at any time or from time to time because of any requirement of law or of any government or governmental body or commission or any stock exchange rule or under any provision of this Deposit Agreement.

Section 2.6. Lost Receipts, etc.

In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary in its discretion may execute and deliver a Receipt of like form and tenor in exchange and substitution for such mutilated Receipt, or in lieu of and in substitution for such destroyed, lost or stolen Receipt, only upon (i) the filing by the Holder thereof with the Depositary of evidence satisfactory to the Depositary of such destruction or loss or theft of such Receipt, of the authenticity thereof and of his or her ownership thereof; and (ii) the Holder thereof furnishing of the Depositary with an open penalty surety bond satisfactory to the Depositary and holding the Depositary and the Corporation harmless, absent notice to the Depositary that such Receipts have been acquired by a bona fide purchaser. The Depositary may, at its option, issue replacement Receipts for mutilated Receipts upon presentation thereof without such indemnity. Such Holder shall also comply with such other reasonable regulations and pay such other reasonable charges as the Depositary may prescribe and also as may be required by Section 8-405 of the Uniform Commercial Code.

Section 2.7. Cancellation and Destruction of Surrendered Receipts

All Receipts surrendered to the Depositary or any Depositary’s Agent shall be cancelled by the Depositary, including Receipts surrendered in connection with any conversion of the Convertible Preferred Stock in accordance with the Certificate of Designations, subject, in the case of conversion, to the right of Record Holders of such Receipts to receive the distributions in respect of such conversion under Section 4.1 or Section 4.2. Except as prohibited by applicable law or regulation, the Depositary is authorized and directed to destroy all Receipts so cancelled. In addition, following the automatic conversion of outstanding Convertible Preferred Stock (if applicable) pursuant to Section 7 of the Certificate of Designations, all Receipts evidencing Depositary Shares corresponding to the Convertible Preferred Stock so converted shall be deemed cancelled on the Mandatory Conversion Date (if so provided for in the Certificate of Designations), subject to the right of Record Holders of such Receipts to receive the distributions in respect of such conversion under Section 4.1 and Section 4.2.

Section 2.8. Redemption of the Convertible Preferred Stock

If the Corporation redeems shares of the Convertible Preferred Stock in connection with FCC Regulatory Limitations or the Corporation’s continuing qualification as a real estate investment trust as set forth in the Certificate of Designations, Computershare shall redeem as of the same redemption date the number of Depositary Shares representing such shares of Convertible Preferred Stock so redeemed with the proceeds received by the Depositary resulting from the redemption of the Convertible Preferred Stock held by the Depositary. The redemption price per Depositary Share will be equal to 1/10th of the redemption amount payable with respect to the Convertible Preferred Stock. All cash payments to which a Holder is entitled in connection with the redemption will be rounded to the nearest cent.

The Depositary shall, if requested in writing and provided with all necessary information, mail the notice of the Corporation’s redemption of shares of the Convertible Preferred Stock and the proposed simultaneous redemption of the number of Depositary Shares representing such shares of the Convertible Preferred Stock to be redeemed by first-class mail, postage prepaid, at the respective last addresses as they appear on the records of the Depositary, or transmit by such other method approved by the Depositary, in its reasonable discretion (provided that, if the Depositary Shares are held in book-entry form through DTC, the Corporation may give notice in any manner provided by DTC), to the Record Holders of the Receipts evidencing the Depositary Shares to be so redeemed. Neither failure to mail or transmit any such notice of redemption of Depositary Shares to one or more such Holders nor any defect in any notice of redemption of Depositary Shares to one or more such Holders shall affect the sufficiency of the proceedings for redemption as to the other Holders. Each such notice shall be prepared by the Corporation and provided to the Depositary.

Except in limited circumstances relating to FCC Regulatory Limitations and the Corporation’s continuing qualification as a real estate investment trust as set forth in the Certificate of Designations, the Convertible Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Convertible Preferred Stock.

Section 2.9. Mandatory Conversion

The Depositary will take such action in connection with any mandatory conversion of the Convertible Preferred Stock as provided for in the Certificate of Designations consistent with the terms thereof.

Section 2.10. Conversion at the Option of Holders

Subject to the terms and conditions of this Deposit Agreement, the Record Holder of any Receipt may, at any time that Convertible Preferred Stock may be converted pursuant to Section 8 or 9 of the Certificate of Designations, by (x) in the case of a Physical Receipt, surrendering such Physical Receipt at the Depositary’s Office or such other office as the Depositary may from time to time designate for such purpose together with a notice of conversion properly completed and duly executed and a proper assignment of such Receipt to the Corporation or the Transfer Agent or in blank to the Depositary or any of the Depositary’s Agents, and (y) in the case of a DTC Receipt, complying with the procedures of DTC in effect at that time, in each case, thereby instructing the Depositary to cause the conversion of a specified number (the “Conversion Number”) of whole shares of Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipt in accordance with the applicable provisions in the Certificate of Designations (as confirmed in writing by the Corporation), and specifying the name in which such Record Holder desires the shares of Common Stock or exchange property, as provided in the Certificate of Designations, issuable upon conversion (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Certificate of Designations) to be registered and specifying payment instructions. Depositary Shares may be converted at the option of the Record Holder of any Receipt only in lots of 10 Depositary Shares or integral multiples thereof. The Depositary shall be deemed to have no knowledge of the Conversion Number unless and until it shall have actually received written notice thereof from the Corporation, and shall have no duty or obligation to investigate or inquire as to whether any Conversion Number contained in any such written notice is accurate, or whether it complies with the Certificate of Designations. If specified by the Record Holder in such notice of conversion that shares of Common Stock or other securities issuable upon conversion shall be issued to a Person other than the Record Holder surrendering the Receipt for the Depositary Shares being converted, then the Record Holder shall pay or cause to be paid any transfer or similar taxes payable in connection with the shares of Common Stock or other securities so issued that are not payable by the Corporation pursuant to the Certificate of Designations. In addition, the Record Holder shall provide any other transfer forms, tax forms or other relevant documentation required and specified by the Transfer Agent for the Convertible Preferred Stock, if necessary, to effect the conversion.

Upon fulfillment of the requirements in the foregoing paragraph, the Depositary is hereby authorized and instructed to, and shall, as promptly as practicable, (a) give written notice to the Transfer Agent for the Convertible Preferred Stock of (i) the Conversion Number (as specified in writing by the Corporation), (ii) the number of shares of Common Stock or other exchange property, as provided in the Certificate of Designations, to be delivered upon conversion of such Conversion Number of shares of Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend

Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Certificate of Designations) (as specified in writing by the Corporation), (iii) the amount of immediately available funds (as specified in writing by the Corporation), if any, to be delivered to the Record Holder of such Receipts in payment of any fractional shares of Common Stock or other securities otherwise issuable and (iv) the amount of cash or other property (as specified in writing by the Corporation), if any, to be delivered to the Record Holder of such Receipts in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, payable by the Corporation upon conversion of such Conversion Number of shares of Convertible Preferred Stock pursuant to the Certificate of Designations, (b) cancel such Receipt or, if a Registrar for Receipts (other than the Depositary) shall have been appointed, cause such Registrar to cancel such Receipt, and (c) surrender to the Transfer Agent for the Convertible Preferred Stock or any other authorized agent of the Corporation for conversion in accordance with the Certificate of Designations (as specified in writing by the Corporation) certificates for the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt, together with delivery to the Corporation or the appropriate agent of the Corporation (pursuant to written instructions from the Corporation) any other information or payment required by the Certificate of Designations (as specified in writing by the Corporation) for such conversion, and such certificates shall thereupon be cancelled by the Transfer Agent or other authorized agent. The Depositary shall have no duty or obligation to investigate or inquire as to whether the Corporation provided it with the correct number of shares of Common Stock or other exchange property, as provided in the Certificate of Designations, to be delivered upon any conversion of the Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount), or the correct amount of funds, cash or other property to be delivered in payment of any fractional shares of Common Stock or other securities otherwise issuable or in respect of accrued and unpaid dividends payable by the Corporation upon any conversion of the Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount), and the Depositary may rely conclusively on any such information provided by the Corporation.

As promptly as practicable after the Transfer Agent or other authorized agent of the Corporation has received such certificates from the Depositary, (a) the Corporation shall cause to be furnished to the Depositary (i) a certificate or certificates evidencing such number of shares of Common Stock or securities included in any exchange property, as provided in the Certificate of Designations, to be delivered upon conversion of the Conversion Number of shares of Convertible Preferred Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Certificate of Designations), (ii) such amount of immediately available funds, if any, to be delivered in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, payable by the Corporation upon conversion of such shares of Convertible Preferred Stock pursuant to the Certificate of Designations, and (iii) such amount of immediately available funds, if any, to be delivered in lieu of receiving fractional shares and any other property included in any exchange property, as provided for in the Certificate of Designations, as specified in a written notice from the Corporation and (b) the Depositary is hereby authorized and instructed to, and shall, deliver at the Depositary Office or at such other office as the Depositary shall determine, (i) a certificate or certificates evidencing the sum of (x) the number of shares of Common Stock (including in respect of any Early Conversion Average Price amount, any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, in accordance with the Certificate of Designations) into which the Convertible Preferred Stock represented by Depositary Shares as evidenced by such Receipt has been converted, (y) the amount of cash payable by the Corporation upon such conversion of such Convertible Preferred Stock in respect of any Fundamental Change Dividend Make-whole Amount and any Accumulated Dividend Amount, in each case, pursuant to the Certificate of Designations and (z) the amount of cash payable by the Corporation upon such conversion of such Convertible Preferred Stock in lieu of delivering fractional shares of Common Stock, in each case, as specified in writing by the Corporation and which has been provided by the Corporation.

In the event that a Record Holder of a surrendered Receipt elects to convert less than all Depositary Shares evidenced by such Receipt under this Section 2.10, upon such conversion, the Depositary shall, if requested in writing and provided with all necessary information and documents, authenticate, countersign and deliver to such Record Holder thereof, at the expense of the Corporation, a new Receipt evidencing the Depositary Shares as to which such conversion was not effected.

Delivery of shares of Common Stock and other property following a conversion pursuant to this Section 2.10 may be made by the delivery of such certificates, documents of title and other instruments as the Depositary may deem appropriate, which, if required by the Depositary, shall be properly endorsed or accompanied by proper instruments of transfer. If such delivery is to be made otherwise than at the Depositary Office or at such other office or offices as the Depositary shall determine, such delivery shall be made, as hereinafter provided, without unreasonable delay, in the Depositary’s sole discretion, at the risk of any Record Holder surrendering Receipts, and for the account of such Record Holder, to such place designated in writing by such Record Holder and agreed by the Depositary.

Section 2.11. Fractional Shares

No fractional shares of Common Stock or any other security will be issued to a Holder of the Depositary Shares upon conversion of Convertible Preferred Stock or as a result of any distribution pursuant to Section 2.8, Section 2.9, Section 2.10, or Section 4.2. If more than one share of Convertible Preferred Stock represented by Depositary Shares as evidenced by Receipts held by the same Holder shall be surrendered for conversion or entitled to a distribution pursuant to Section 4.2 at one time, the number of full shares of Common Stock or other security issuable upon conversion thereof or upon the relevant distribution, as applicable, shall be computed on the basis of the aggregate number of shares of Convertible Preferred Stock so surrendered or entitled to such distribution. Whenever a payment in lieu of fractional shares is to be made by the Depositary, the Corporation shall (i) promptly prepare and deliver to the Depositary a certificate setting forth in reasonable detail the facts related to such payments and the prices and/or formulas utilized in calculating such payments, and (ii) provide sufficient cash (computed to the nearest cent) to Computershare in the form of fully collected funds to make such payments. The Depositary shall be fully protected in relying upon such a certificate and shall have no duty with respect to, and shall not be deemed to have knowledge of, any payment in lieu of fractional shares under any Section of this Deposit Agreement relating to the payment of fractional shares unless and until the Depositary shall have received such a certificate and sufficient cash. If the amount of cash required to be distributed by the Depositary in lieu of fractional shares exceeds the amount of cash received by the Depositary in lieu of fractional shares pursuant to Section 12(b) of the Certificate of Designations, then the Depositary, any of the Depositary’s Agents or any other entity as so instructed in writing by the Corporation, on behalf of all Holders of Receipts entitled to fractional shares shall, as soon as practicable after the distribution date, sell the minimum number of such shares on the open market such that each such Record Holder will be entitled to receive, in lieu of a fractional share, an amount in cash, rounded to the nearest cent, equal to such Record Holder’s proportionate interest in the net proceeds from such sale. The Depositary shall have no duty or obligation to investigate or inquire whether the amounts of funds paid by the Corporation to the Depositary for the benefit of any Holder in connection with such a conversion are correct.

Section 2.12. No Pre-Release

The Depositary shall not deliver any deposited Convertible Preferred Stock represented by Depositary Shares evidenced by Receipts prior to the receipt and cancellation of such Receipts or other similar method used with respect to Receipts held by DTC. The Depositary shall not issue any Receipts prior to the receipt by the Depositary of the Convertible Preferred Stock corresponding to Depositary Shares evidenced by such Receipts. At no time will any Receipts be outstanding if such Receipts do not evidence Depositary Shares representing Convertible Preferred Stock deposited with the Depositary, subject to the rights of holders to receive distributions upon conversion of the deposited Convertible Preferred Stock pursuant to Section 4.1 or Section 4.2.

ARTICLE III

CERTAIN OBLIGATIONS OF HOLDERS OF

RECEIPTS AND THE CORPORATION

Section 3.1. Filing Proofs, Certificates and Other Information

Any Holder of a Receipt may be required from time to time to file such proof of residence, or other matters or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Corporation may reasonably deem necessary or proper. The Depositary or the Corporation may withhold the delivery, or delay the registration of transfer or redemption, of any Receipt or the withdrawal of shares of the Convertible Preferred Stock represented by the Depositary Shares and evidenced by a Receipt or the distribution of any dividend or other distribution or the sale of any rights or of the proceeds thereof until such proof or other information is filed or such certificates are executed or such representations and warranties are made.

Section 3.2. Payment of Taxes or Other Governmental Charges

Holders of Receipts shall be obligated to make payments to the Depositary of certain charges and expenses as provided in Section 5.8. Registration of transfer of any Receipt or any withdrawal of shares of the Convertible Preferred Stock and all money or other property, if any, represented by the Depositary Shares evidenced by such Receipt may be refused until any such payment due is made, and any dividends, interest payments or other distributions may be withheld or any part of or all shares of the Convertible Preferred Stock or other property represented by the Depositary Shares evidenced by such Receipt and not theretofore sold may be sold for the account of the Holder thereof (after attempting by reasonable means to notify such Holder prior to such sale), and such dividends, interest payments or other distributions or the proceeds of any such sale may be applied to any payment of such charges or expenses, the Holder of such Receipt remaining liable for any deficiency.

Section 3.3. Warranty as to the Convertible Preferred Stock

The Corporation hereby represents and warrants that shares of the Convertible Preferred Stock, when issued, will be duly authorized, validly issued, fully paid and nonassessable. Such representation and warranty shall survive the deposit of shares of the Convertible Preferred Stock and the issuance of the related Receipts.

Section 3.4. Warranty as to Receipts

The Corporation hereby represents and warrants that the Receipts, when issued, will represent legal and valid interests in shares of the Convertible Preferred Stock. Such representation and warranty shall survive the deposit of shares of the Convertible Preferred Stock and the issuance of the Receipts.

ARTICLE IV

THE DEPOSITED SECURITIES; NOTICES

Section 4.1. Cash Distributions

Whenever Computershare shall receive (i) any cash dividend or other cash distribution on the Convertible Preferred Stock, Computershare shall, subject to Section 3.1 and Section 3.2 and, if received, in accordance with written instructions from the Corporation, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of such dividend or distribution as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by the Receipts held by such Holders; provided, however, that in case the Corporation or Computershare shall be required to withhold and shall withhold from any cash dividend or other cash distribution in respect of the Convertible Preferred Stock an amount on account of taxes, the amount made available for distribution or distributed in respect of Depositary Shares shall be reduced accordingly, and such withheld cash shall be treated for all purposes of this Agreement as having been paid to the Record Holder of Receipts in respect of which the Corporation or the Depositary, as the case may be, made such withholding. Computershare shall distribute or make available for distribution, as the case may be and, if received, in accordance with the Corporation’s written instructions, only such amount, however, as can be distributed without attributing to any Holder of Receipts a fraction of one cent, and any balance not so distributable shall be held by Computershare (without liability for interest thereon) and shall be added to and be treated as part of the next sum received by Computershare for distribution to Record Holders of Receipts then outstanding. Each Holder of a Receipt shall provide Computershare with its certified tax identification number on a properly completed Form W-8 or W-9, as may be applicable. Each Holder of a Receipt acknowledges that, in the event of non-compliance with the preceding sentence, the Internal Revenue Code of 1986, as amended, may require withholding by Computershare of a portion of any of the distributions to be made to such Holder hereunder.

All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services (the “Funds”) shall be held by Computershare as agent for the Corporation and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Corporation. Until paid pursuant to this Agreement, Computershare may hold or invest the Funds in demand deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion. The Corporation shall have no responsibility or liability for any diminution of the Funds that may result from any deposit or investment made by Computershare in accordance with this paragraph, except for any losses resulting from a default by any bank or financial institution holding the Funds as set forth in this paragraph. Computershare may from time to time receive interest in connection with such deposits. Computershare shall not be obligated to pay such interest to the Corporation, any holder or any other party.

Section 4.2. Distributions Other than Cash, Rights, Preferences or Privileges

Whenever Computershare shall receive any distribution other than cash, rights, preferences or privileges upon the Convertible Preferred Stock, Computershare shall, subject to Section 3.1 and Section 3.2, distribute to Record Holders of Receipts on the record date fixed pursuant to Section 4.4 such amounts of the securities or property received by it as are, as nearly as practicable, in proportion to the respective numbers of Depositary Shares evidenced by such Receipts held by such Holders, in any manner that Computershare may deem equitable and practicable for accomplishing such distribution, including, without limitation, through book-entry transfer through DTC in the case of DTC Receipts; provided that, in case the Depositary shall be required to withhold from any distribution in respect of the Convertible Preferred Stock an amount on account of taxes, the amount of property or securities made available for distribution or distributed in respect of Depositary Shares shall be reduced as necessary to permit any withholding, and such withheld property may be disposed of by the Depositary, without any further consent or direction from the Corporation, in such manner as the Depositary reasonably deems necessary and practicable to pay such taxes and shall be treated for all purposes of this Agreement as having been paid to the Record Holder of the Receipt in respect of which the Depositary, as the case may be, made such withholding. The distribution described in the immediately preceding sentence shall apply to any distribution by the Depositary of Common Stock deliverable to the Record Holders, as a result of the conversion of the Convertible Preferred Stock into Common Stock in accordance with the terms of the Certificate of Designations; provided that in such case the distribution of Common Stock shall be made to Record Holders as of the close of business on the relevant Conversion Date. If in the opinion of Computershare such distribution cannot be made proportionately among such Record Holders, or if for any other reason (including any requirement that the Corporation or Computershare withhold an amount on account of taxes or governmental charges or in connection with a distribution of fractional shares or other property units) Computershare deems, after consultation with the Corporation, such distribution not to be feasible, Computershare may, with the approval of the Corporation, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, in a commercially reasonable manner. The net proceeds of any such sale shall, subject to Section 3.1 and Section 3.2, be distributed or made available for distribution, as the case may be, by Computershare to Record Holders of Receipts as provided by Section 4.1 in the case of a distribution received in cash. The Corporation shall not make any distribution of such securities or property to Computershare and Computershare shall not make any distribution of such securities or property to the Holders of Receipts unless the Corporation shall have provided an opinion of counsel stating that such securities or property have been registered under the Securities Act or do not need to be registered in connection with such distributions.

The Person or Persons entitled to receive any Common Stock issuable upon any conversion shall be treated for all purposes as the Record Holder(s) of such shares of Common Stock as of the close of business on the applicable Conversion Date.

Section 4.3. Subscription Rights, Preferences or Privileges

If the Corporation shall at any time offer or cause to be offered to the Persons in whose names shares of the Convertible Preferred Stock is recorded on the books of the Corporation any rights, preferences or privileges to subscribe for or to purchase any securities or any rights, preferences or privileges of any other nature, such rights, preferences or privileges shall in each such instance be communicated to the Depositary and made available by the Depositary to the Record Holders of Receipts in such manner as the Corporation shall direct and the Depositary shall agree, either by the issue to such Record Holders of warrants representing such rights, preferences or privileges or by such other method as may be approved by the Corporation in its discretion with the acknowledgement of the Depositary; provided, however, that (i) if at the time of issue or offer of any such rights, preferences or privileges the Corporation determines that it is not lawful or (after consultation with the Depositary) not feasible to make such rights, preferences or privileges available to Holders of Receipts by the issue of warrants or otherwise, or (ii) if and to the extent so instructed by Holders of Receipts who do not desire to exercise such rights, preferences or privileges, then the Corporation, in its discretion (with acknowledgement of the Depositary, in any case where the Corporation has determined that it is not feasible to make such rights, preferences or privileges available), may, if applicable laws or the terms of such rights, preferences or privileges permit such transfer, sell such rights, preferences or privileges at public or private sale, at such place or places and upon such terms as it may deem proper. The net proceeds of any such sale shall be delivered to the Depositary and, if received, in accordance with the written instructions of the Corporation and, subject to Section 3.1 and Section 3.2, be distributed by the Depositary to the Record Holders of Receipts entitled thereto as provided by Section 4.1 in the case of a distribution received in cash.

The Corporation shall notify the Depositary whether registration under the Securities Act of the securities to which any rights, preferences or privileges relate is required in order for Holders of Receipts to be offered or sold the securities to which such rights, preferences or privileges relate, and the Corporation agrees with the Depositary that it will file promptly a registration statement pursuant to the Securities Act with respect to such rights, preferences or privileges and securities and use its commercially reasonable best efforts and take all steps available to it to cause such registration statement to become effective sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges. In no event shall the Depositary make available to the Holders of Receipts any right, preference or privilege to subscribe for or to purchase any securities unless and until such registration statement shall have become effective, or the Corporation shall have provided to the Depositary an opinion of counsel to the effect that the offering and sale of such securities to the Holders are exempt from registration under the provisions of the Securities Act.

The Corporation shall notify the Depositary whether any other action under the laws of any jurisdiction or any governmental or administrative authorization, consent or permit is required in order for such rights, preferences or privileges to be made available to Holders of Receipts, and the Corporation agrees with the Depositary that the Corporation will use its commercially reasonable best efforts to take such action or obtain such authorization, consent or permit sufficiently in advance of the expiration of such rights, preferences or privileges to enable such Holders to exercise such rights, preferences or privileges.

Section 4.4. Notice of Dividends, etc.; Fixing Record Date for Holders of Receipts

Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or if rights, preferences or privileges shall at any time be offered, with respect to the Convertible Preferred Stock, or whenever the Depositary shall receive notice of any meeting at which holders of the Convertible Preferred Stock are entitled to vote or of which holders of the Convertible Preferred Stock are entitled to notice, or whenever the Depositary and the Corporation shall decide it is appropriate, the Depositary shall in each such instance fix a record date (which shall be the same date as the record date fixed by the Corporation with respect to or otherwise in accordance with the terms of the Convertible Preferred Stock) for the determination of the Holders of Receipts who shall be entitled to receive such dividend, distribution, rights, preferences or privileges or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, or who shall be entitled to notice of such meeting or for any other appropriate reasons.

Section 4.5. Voting Rights

Subject to the provisions of the Certificate of Designations, upon receipt of notice from the Corporation of any meeting at which the holders of the Convertible Preferred Stock are entitled to vote, the Depositary shall, as soon as practicable thereafter, mail or transmit by such other method approved by the Depositary, in its reasonable discretion, to the Record Holders of Receipts, as determined on the record date set forth in Section 4.4, a notice prepared by the Corporation which shall contain (i) such information as is contained in such notice of meeting, (ii) a statement that the Holders of Receipts at the close of business on a specified record date fixed pursuant to Section 4.4 may, subject to any applicable restrictions, instruct the Depositary as to the exercise of the voting rights pertaining to the shares of the Convertible Preferred Stock represented by their respective Depositary Shares (including an express indication that instructions may be given to the Depositary to give a discretionary proxy to a Person designated by the Corporation), and (iii) a brief statement as to the manner in which such instructions may be given. Upon the written request of the Holders of Receipts on the relevant record date, the Depositary shall endeavor insofar as practicable to vote or cause to be voted, in accordance with the instructions set forth in such requests, the maximum number of whole shares of the Convertible Preferred Stock represented by the Depositary Shares evidenced by all Receipts as to which any particular voting instructions are received. To the extent any such instructions request the voting of a fractional interest of a share of deposited Convertible Preferred Stock, the Depositary shall aggregate such interest with all other fractional interests resulting from requests with the same voting instructions and shall vote the number of whole votes resulting from such aggregation in accordance with the instructions received in such requests. The Corporation hereby agrees to take all reasonable action the Depositary deems necessary in order to enable the Depositary to vote such shares of the Convertible Preferred Stock or cause such shares to be voted. In the absence of specific instructions from Holders of Receipts, the Depositary will not vote (but, at its discretion, may appear at any meeting with respect to the Convertible Preferred Stock unless directed to the contrary by the Holders of all the Receipts) to the extent of the shares of the Convertible Preferred Stock represented by the Depositary Shares evidenced by such Receipts.

Section 4.6. Changes Affecting Deposited Securities and Reclassifications, Recapitalizations, etc.

Upon any change in liquidation preference, par or stated value, split-up, combination or any other reclassification of the Convertible Preferred Stock, subject to the provisions of the Certificate of Designations, or upon any recapitalization, reorganization, merger or consolidation affecting the Corporation or to which it is a party, the Depositary shall, upon the written instructions of the Corporation setting forth any adjustment, (i) make such adjustments as are certified by the Corporation in (a) the fraction of an interest represented by one Depositary Share in one share of the Convertible Preferred Stock and (b) the ratio of the redemption price or conversion rate, as applicable, per Depositary Share to the redemption price or conversion rate, as applicable, per share of the Convertible Preferred Stock, in each case as stated in such instructions or as is consistent with the provisions of the Certificate of Designations to fully reflect the effects of such change in liquidation preference, par or stated value, split-up, combination or other reclassification of Convertible Preferred Stock or any such recapitalization, reorganization, merger or consolidation and (ii) subject to the last sentence of this Section 4.6, treat any securities or property (including cash) which shall be received by the Depositary in exchange for or upon conversion of or in respect of the Convertible Preferred Stock as new deposited property so received in exchange for or upon conversion or in respect of such Convertible Preferred Stock. In any such case, the Depositary shall, upon receipt of written instructions of the Corporation, execute and deliver additional Receipts or may call for the surrender of all outstanding Receipts to be exchanged for new Receipts specifically describing such new deposited property. Anything to the contrary herein notwithstanding, Holders of Receipts shall have the right from and after the effective date of any such change in par or stated value, split-up, combination or other reclassification of the Convertible Preferred Stock or any such recapitalization, reorganization, merger or consolidation to surrender such Receipts to the Depositary with instructions to convert, exchange or surrender the shares of the Convertible

Preferred Stock represented thereby only into or for, as the case may be, the kind and amount of shares and other securities and property and cash into which the shares of the Convertible Preferred Stock represented by such Receipts might have been converted or for which such shares might have been exchanged or surrendered immediately prior to the effective date of such transaction. Notwithstanding the foregoing, the Common Stock issuable upon conversion of the Convertible Preferred Stock pursuant to Section 7, 8 or 9 of the Certificate of Designations (or their successors) shall not be treated as new deposited property under this Deposit Agreement and instead the provisions in Section 2.10 and Section 4.2 shall apply.

Section 4.7. Delivery of Reports

The Depositary shall make available for inspection by Holders of Receipts at the Depositary’s Office and at such other places as it may from time to time deem advisable during normal business hours any reports and communications received from the Corporation that are both received by the Depositary as the holder of the Deposited Shares and which the Corporation is required to furnish to the holders of the Convertible Preferred Stock. In addition, the Depositary shall transmit, upon written request by the Corporation, certain notices and reports to the Holders of Receipts as provided in Section 5.6.

Section 4.8. Lists of Receipt Holders

Promptly upon request from time to time by the Corporation, the Registrar shall furnish to it a list, as of the most recent practicable date, of the names, addresses and holdings of Depositary Shares of all registered Holders of Receipts.

Section 4.9. Certain Limitations on Liability

The Corporation, Depositary, Underwriters, Transfer Agent, Registrar, conversion agent, dividend disbursing agent and redemption agent shall not have any responsibility or liability for the payment of amounts to beneficial owners of interests in Depositary Shares, for any aspect of the records relating to or payments made on account of such beneficial interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such beneficial interests.

Section 4.10. Withholding

Notwithstanding any other provision of this Deposit Agreement, in the event that Computershare determines that any distribution in property is subject to any tax or other charge that Computershare is obligated by law to withhold, Computershare may dispose of, by public or private sale, all or a portion of such property in such amounts and in such manner as Computershare deems necessary and practicable to pay such taxes or charges, and Computershare shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or charges to the Holders of Receipts entitled thereto in proportion to the number of Depositary Shares held by them, respectively; provided, however, that in the event Computershare determines that such distribution of property is subject to withholding tax only with respect to some but not all Holders of Receipts, Computershare will use its best efforts (i) to sell only that portion of such property distributable to such holders that is required to generate sufficient proceeds to pay such withholding tax and (ii) to effect any such sale in such a manner so as to avoid affecting the rights of any other Holders of Receipts to receive such distribution in property.

ARTICLE V

THE DEPOSITARY, THE DEPOSITARY’S

AGENTS, THE REGISTRAR AND THE CORPORATION

Section 5.1. Appointment of the Depositary

The Corporation hereby appoints Trust Company to act as Depositary in accordance with the terms and conditions hereof, and Trust Company accepts this appointment. The Corporation acknowledges and agrees that Computershare shall act as service provider to Trust Company and as processor of all payments received from or made by or on behalf of the Corporation under this Deposit Agreement. Depositary is engaged in an independent business and will perform its obligations under this Deposit Agreement as an agent of the Corporation.

Section 5.2. Maintenance of Offices, Agencies and Transfer Books by the Depositary; Registrar

Upon execution of this Deposit Agreement, the Depositary shall maintain at the Depositary’s Office, facilities for the execution and delivery, registration and registration of transfer, surrender and exchange of Receipts, split-up and combination of Receipts and deposit and withdrawal of Convertible Preferred Stock and at the offices of the Depositary’s Agents, if any, facilities for the delivery, registration of transfer, surrender and exchange of Receipts, split-up and combination of Receipts and deposit and withdrawal of Convertible Preferred Stock, all in accordance with the provisions of this Deposit Agreement.

The Depositary shall keep books at the Depositary’s Office for the registration and registration of transfer of Receipts. Upon direction by the Corporation and with reasonable notice to the Depositary, the Registrar shall open its books for inspection by the Record Holders of Receipts as directed by the Corporation; provided that any record Holder shall be granted such right by the Corporation only after certifying that such inspection shall be for a proper purpose reasonably related to such Person’s interest as an owner of Depositary Shares evidenced by the Receipts.

The Depositary or Registrar may close such books, at any time or from time to time, when deemed necessary or advisable by the Depositary, the Registrar, any Depositary’s Agent or the Corporation because of any requirement of law or of any government, governmental body or commission, stock exchange or any applicable self-regulatory body.

If the Receipts or the Depositary Shares evidenced thereby or the shares of the Convertible Preferred Stock represented by such Depositary Shares shall be listed on the NYSE or one or more national securities exchanges, the Depositary may, with the written approval of the Corporation, appoint a Registrar (acceptable to the Corporation) for registration of the Receipts or Depositary Shares in accordance with any requirements of such exchange. Such Registrar (which may be the Depositary if so permitted by the requirements of any such exchange) may be removed and a substitute Registrar appointed by the Depositary upon the written request or with the written approval of the Corporation. If the Receipts, such Depositary Shares or the Convertible Preferred Stock are listed on the NYSE or one or more other securities exchanges, the Depositary will, at the written request and expense of the Corporation, arrange such facilities for the delivery, registration, registration of transfer, surrender and exchange of such Receipts, such Depositary Shares or the Convertible Preferred Stock as may be required by law or applicable securities exchange regulation.

Section 5.3. Prevention of or Delay in Performance by the Depositary, the Depositary’s Agents, the Registrar or the Corporation

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor the Corporation, as the case may be, shall incur any liability to any Holder of Receipt if by reason of any provision of any present or future law, or regulation thereunder, of the United States of America or of any other governmental authority or, in the case of the Depositary, the Depositary’s Agent or the Registrar, as the case may be, by reason of any provision, present or future, of the Corporation’s Restated Certificate (including the Certificate of Designations) or by reason of any act of God or war or other circumstance beyond the control of the relevant party, the Depositary, the Depositary’s Agent, the Registrar or the Corporation, as the case may be, shall be prevented or forbidden from, or subjected to any penalty on account of, doing or performing any act or thing which the terms of this Deposit Agreement provide shall be done or performed; nor shall the Depositary, any Depositary’s Agent, any Registrar or the Corporation, as the case may be, incur liability to any Holder of a Receipt (i) by reason of any nonperformance or delay, caused as aforesaid, in the performance of any act or thing which the terms of this Deposit Agreement shall provide shall or may be done or performed, or (ii) by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement except as otherwise explicitly set forth in this Deposit Agreement.

Section 5.4. Obligations of the Depositary, the Depositary’s Agents, the Registrar, Transfer Agent and the Corporation

Neither the Depositary nor any Depositary’s Agent nor any Registrar, any Transfer Agent nor the Corporation, as the case may be, assumes any obligation or shall be subject to any liability under this Deposit Agreement to Holders of Receipts or to any other Person other than for its gross negligence, willful misconduct, bad faith or fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). Notwithstanding anything in this Deposit Agreement to the contrary, neither the Depositary, nor the Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable in any event for special, punitive, incidental, indirect or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if they have been advised of the likelihood of such loss or damage and regardless of the form of action. Any liability of Depositary, any Depositary’s Agent or the Registrar or Transfer Agent, as the case may be, under this Deposit Agreement will be limited in the aggregate to an amount equal to the annual fees paid by the Corporation to such Person, but not including reimbursable expenses; provided, however, that in the event that such liability arises as a result of misappropriation of funds by the Depositary, any of the Depositary’s Agents (except for such Depositary’s Agents which are not employees of the Depositary), any Registrar or any Transfer Agent, as the case may be, through fraud or willful misconduct on the part of such Person (as determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation), such limit shall not apply and such liability hereunder shall be instead limited to the amount of such misappropriated funds or the liability resulting from such fraud or willful misconduct.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of the Convertible Preferred Stock, the Depositary Shares or the Receipts which in its opinion may involve it in expense or liability unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

Neither the Depositary nor any Depositary’s Agent nor any Registrar nor any Transfer Agent nor the Corporation, as the case may be, shall be liable for any action or any failure to act by it in reliance upon the written advice of legal counsel or accountants, or information from any Person presenting the shares of the Convertible Preferred Stock for deposit, any Holder of a Receipt or any other Person believed by it to be competent to give such information. The Depositary, any Depositary’s Agent, any Registrar, any Transfer Agent and the Corporation, as the case may be, may each rely and shall each be protected in acting upon or omitting to act upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

The Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, shall not be responsible for any failure to carry out any instruction to vote any of the shares of the Convertible Preferred Stock or for the manner or effect of any such vote made, as long as any such action or non-action is not taken in bad faith, fraud, willful misconduct or gross negligence (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation). The Depositary undertakes, and any Depositary’s Agent, Registrar and any Transfer Agent, as the case may be, shall be required to undertake, to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary, any Depositary’s Agent, Registrar or any Transfer Agent.

The Depositary, its parent, Affiliate, or subsidiaries, any Depositary’s Agents, and any Transfer Agent and any Registrar, as the case may be, may own and deal in any class of securities of the Corporation and its Affiliates and in Receipts or Depositary Shares or become pecuniarily interested in any transaction in which the Corporation or its Affiliates may be interested or contract with or lend money to or otherwise act as fully or as freely as if it were not the Depositary, the parent, Affiliate or subsidiary of the Depositary or the Depositary’s Agent or Transfer Agent or Registrar hereunder. The Depositary may also act as transfer agent, trustee or registrar of any of the securities of the Corporation and its Affiliates or act in any other capacity for the Corporation or its Affiliates.

The Depositary shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Deposit Agreement or of the

Receipts, the Depositary Shares or the Convertible Preferred Stock nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Depositary shall not be responsible for advancing funds on behalf of the Corporation and shall have no duty or obligation to make any payments if it has not timely received sufficient funds to make timely payments.

In the event the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, believes any ambiguity or uncertainty exists hereunder or in any notice, instruction, direction, request or other communication, paper or document received by the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar hereunder, or in the administration of any of the provisions of this Deposit Agreement, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall deem it necessary or desirable that a matter be proved or established prior to taking, omitting or suffering to take any action hereunder, the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar may, in its sole discretion upon providing written notice to the Corporation, refrain from taking any action and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall be fully protected and shall not be liable in any way to the Corporation, any Holders of Receipts or any other Person or entity for refraining from taking such action, unless the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar receives written instructions or a certificate of the Corporation which eliminates such ambiguity or uncertainty to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar or which proves or establishes the applicable matter to the satisfaction of the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar, as the case may be, and the Depositary, the Depositary’s Agents, any Transfer Agent or Registrar shall incur no liability for or in respect of any action taken, suffered or omitted by it under the provisions of this Deposit Agreement in reliance upon such written instructions.

In the event the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall receive conflicting claims, requests or instructions from any Holders of Receipts, on the one hand, and the Corporation, on the other hand, the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, shall be entitled to act on such claims, requests or instructions received from the Corporation, and shall incur no liability and shall be entitled to the full indemnification set forth in Section 5.7 hereof in connection with any action so taken.

It is intended that the Depositary shall not be deemed to be an “issuer” of the securities under the federal securities laws or applicable state securities laws, it being expressly understood and agreed that the Depositary is acting only in a ministerial capacity as Depositary for the deposited Convertible Preferred Stock. The Depositary will not be under any duty or responsibility to ensure compliance with any applicable federal or state securities laws in connection with the issuance, transfer or exchange of the Receipts, the shares of Convertible Preferred Stock or Depositary Shares.

Neither the Depositary (or its officers, directors, employees or agents), any Depositary’s Agent nor any Registrar or any Transfer Agent makes any representation or has any responsibility as to the validity of any registration statement pursuant to which the Depositary Shares may be registered under the Securities Act, the deposited shares of Convertible Preferred

Stock, the Depositary Shares, the Receipts (except its countersignature thereon) or any instruments referred to therein or herein, or as to the correctness of any statement made in any such registration statement or herein.

The Depositary assumes no responsibility for the correctness of the description that appears in the Receipts; provided, however that the Depositary is responsible for its representations in this Deposit Agreement. Notwithstanding any other provision herein or in the Receipts, the Depositary makes no warranties or representations as to the validity or genuineness of any shares of Convertible Preferred Stock at any time deposited with the Depositary hereunder or of the Depositary Shares, as to the validity or sufficiency of this Deposit Agreement, as to the value of the Depositary Shares or as to any right, title or interest of the record holders of Receipts in and to the Depositary Shares. The Depositary shall not be accountable for the use or application by the Corporation of the Depositary Shares or the Receipts or the proceeds thereof.

The Depositary, Depositary’s Agent, any Registrar, and any Transfer Agent hereunder:

(i) shall have no duties or obligations other than those specifically set forth herein (and no implied duties or obligations), or as may subsequently be agreed to in writing by the parties;

(ii) shall have no obligation to make payment hereunder unless the Corporation shall have provided the necessary federal or other immediately available funds or securities or property, as the case may be, to pay in full amounts due and payable with respect thereto;

(iii) shall not be obligated to prosecute or defend any litigation or other proceeding hereunder; if, however, the Depositary determines to prosecute or defend any litigation or other proceeding hereunder, and, where the taking of such action might in the Depositary’s judgment subject or expose it to any expense or liability, the Depositary shall not be required to act unless it shall have been furnished with an indemnity satisfactory to it;

(iv) may rely on and shall be authorized and protected in acting or failing to act upon any certificate, instrument, opinion, notice, letter, telegram, telex, facsimile transmission, electronic communication or other document or security delivered to the Depositary and believed by the Depositary to be genuine and to have been signed by the proper party or parties;

(v) may rely on and shall be authorized and protected in acting or failing to act upon the written, telephonic, electronic and oral instructions, with respect to any matter relating to the Depositary’s actions as Depositary covered by this Deposit Agreement (or supplementing or qualifying any such actions) of officers of the Corporation;

(vi) may consult counsel satisfactory to it, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by the Depositary hereunder in accordance with the advice of such counsel;

(vii) except as specifically set forth herein, shall not be called upon at any time to advise any Person with respect to the shares of the Convertible Preferred Stock or Receipts;

(viii) shall not be liable in any respect on account of the identity, authority or rights of the parties (other than with respect to the Depositary) executing or delivering or purporting to execute or deliver this Deposit Agreement or any documents or papers deposited or called for under this Deposit Agreement; and

(ix) shall not be liable for any delays or failures in performance resulting from conditions beyond their reasonable control, including, but not limited to, (i) work stoppages or labor disputes, electrical or mechanical failure or computer hardware or software failure, in each case other than of the Depositary, the Depositary’s Agent, the Registrar or the Transfer Agent, as the case may be, or (ii) acts of government, exchange or market ruling, suspension of trading, civil disobedience, riots, rebellions, communications facilities failures including telephone failure, war, terrorism, insurrection, fires, earthquakes, storms, floods, acts of God or similar occurrences.

The obligations of the Corporation set forth in this Section 5.4 shall survive the replacement, removal or resignation of the Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.5. Resignation and Removal of the Depositary; Appointment of Successor Depositary

The Depositary may at any time resign as Depositary hereunder by delivering notice of its election to do so to the Corporation, such resignation to take effect upon the earlier of (1) sixty (60) days and (2) the appointment of a successor Depositary and its acceptance of such appointment as hereinafter provided.

The Depositary may at any time be removed by the Corporation by notice of such removal delivered to the Depositary, such removal to take effect upon the appointment of a successor Depositary hereunder and its acceptance of such appointment as hereinafter provided.

In case at any time the Depositary acting hereunder shall resign or be removed, the Corporation shall, within sixty (60) days after the delivery of the notice of resignation or removal, as the case may be, appoint a successor Depositary, which shall be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus, along with its Affiliates, of at least $50,000,000. In the event of such removal or resignation, the Corporation will appoint a successor depositary and inform the Depositary of the name and address of any successor depositary so appointed, provided that no failure by the Corporation to appoint such a successor depositary shall affect the termination of this Deposit Agreement or the discharge of the Corporation and the Depositary as depositary hereunder. Upon payment of all outstanding fees and expenses hereunder, the Depositary shall promptly forward to the successor depositary or its designee any shares of stock held by it and any certificates, letters, notices and other document that the Depositary may receive after its appointment has so terminated.

If no successor Depositary shall have been so appointed and have accepted appointment within sixty (60) days after delivery of such notice, the resigning or removed Depositary may petition any court of competent jurisdiction for the appointment of a successor Depositary. Every successor Depositary shall execute and deliver to its predecessor and to the Corporation an instrument in writing accepting its appointment hereunder, and thereupon such successor Depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor and for all purposes shall be the Depositary under this Deposit Agreement, and such predecessor, upon payment of all sums due it and on the written request of the Corporation, shall promptly execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the shares of the Convertible Preferred Stock and any moneys or property held hereunder to such successor, and shall deliver to such successor a list of the Record Holders of all outstanding Receipts and such records, books and other information in its possession relating thereto. Any successor Depositary shall promptly mail or transmit by such other method approved by such successor Depositary, in its reasonable discretion, notice of its appointment to the Record Holders of Receipts.

Any Person into or with which the Depositary may be merged, consolidated or converted, or any Person to which all or a substantial part of the assets of the Depositary may be transferred or which succeeds to the shareholder services business of the Depositary shall be the successor of the Depositary without the execution or filing of any document or any further act, and notice thereof shall not be required hereunder. Such successor Depositary may authenticate the Receipts in the name of the predecessor Depositary or its own name as successor Depositary.

The removal or resignation of the Depositary shall automatically be deemed to be a removal of the Depositary as Registrar and Transfer Agent herein without any further act or deed.

Section 5.6. Corporate Notices and Reports

The Corporation agrees that it will deliver to the Depositary, and the Depositary will, promptly after receipt thereof, transmit to the Record Holders of Receipts, in each case at the addresses recorded in the Depositary’s or Registrar’s books, copies of all notices and reports (including without limitation financial statements) required by law, by the rules of any national securities exchange upon which the Convertible Preferred Stock, the Depositary Shares or the Receipts are listed or by the Restated Certificate (including the Certificate of Designations), to be furnished to the Record Holders of Receipts. Such transmission will be at the Corporation’s expense and the Corporation will provide the Depositary with such number of copies of such documents as the Depositary may reasonably request. In addition, the Depositary will transmit to the Record Holders of Receipts at the Corporation’s expense such other documents as may be requested in writing by the Corporation.

Section 5.7. Indemnification by the Corporation

Notwithstanding Section 5.4 to the contrary, the Corporation shall indemnify the Depositary, any Depositary’s Agent, any Registrar and any Transfer Agent (including each of their officers, directors, agents and employees) against, and hold each of them harmless from and against, any fee, loss, damage, cost, penalty, liability or expense (including the reasonable costs and expenses of defending itself) which may arise out of acts performed, taken or omitted to be taken in connection with its acting as Depositary, Depositary’s Agent, Registrar or Transfer Agent, respectively, under this Deposit Agreement (including, without limitation, the enforcement by the Depositary, Depositary’s Agent, Registrar or Transfer Agent, as the case may be, of this Deposit Agreement) and the Receipts by the Depositary, any Registrar or any of their respective agents (including any Depositary’s Agent) and any transactions or documents contemplated hereby, except for any liability arising out of negligence, willful misconduct, bad faith or fraud (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation) on the respective parts of any such Person or Persons. The obligations of the Corporation set forth in this Section 5.7 shall survive any resignation or succession of any Depositary, Registrar, Transfer Agent or Depositary’s Agent or termination of this Deposit Agreement.

Section 5.8. Fees, Charges and Expenses

The Corporation agrees promptly to pay the Depositary the compensation to be agreed upon with the Corporation for all services rendered by the Depositary, Depositary’s Agent, Transfer Agent and Registrar hereunder and to reimburse the Depositary for its reasonable out-of-pocket expenses (including reasonable counsel fees and expenses) incurred by the Depositary, Depositary’s Agent, Transfer Agent and Registrar without gross negligence, willful misconduct, bad faith or fraud on its part (each as finally determined by a non-appealable judgment, order, decree or ruling of a court of competent jurisdiction, an arbitral award or an agreement with the Corporation) in connection with the services rendered by it (or any agent of the Depositary) hereunder. The Corporation shall pay all charges of the Depositary in connection with the initial deposit of shares of the Convertible Preferred Stock and the initial issuance of the Depositary Shares, all withdrawals of shares of the Convertible Preferred Stock by owners of Depositary Shares, and any redemption or exchange of shares of the Convertible Preferred Stock at the option of the Corporation. The Corporation shall pay all transfer and other taxes and charges arising solely from the existence of this Deposit Agreement. All other transfer and other taxes and charges shall be at the expense of Holders of Depositary Shares evidenced by Receipts. If, at the request of a Holder of Receipts, the Depositary incurs charges or expenses for which the Corporation is not otherwise liable hereunder, such Holder will be liable for such charges and expenses; provided, however, that the Depositary may, at its sole option, require a Holder of a Receipt to prepay the Depositary any charge or expense the Depositary has been asked to incur at the request of such Holder of Receipts. The Depositary shall present its statement for charges and expenses to the Corporation at such intervals as the Corporation and the Depositary may agree.

Section 5.9. Tax Compliance

The Depositary, on its own behalf and on behalf of the Corporation, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (a) any payments made with respect to the Depositary Shares and Convertible Preferred Stock or (b) the issuance, delivery, holding, transfer or exercise of rights under the Receipts or the Depositary Shares. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

The Depositary shall comply with any direction received from the Corporation with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 5.4 and 5.7 hereof.

The Depositary shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request to the Corporation or to its authorized representatives.

ARTICLE VI

AMENDMENT AND TERMINATION

Section 6.1. Amendment

The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Corporation and the Depositary in any respect which they may deem necessary or desirable; provided, however, that no such amendment (other than any change in the fees of any Depositary, Registrar or Transfer Agent) which shall materially and adversely alter the rights of the Holders of Receipts shall be effective against the Holders of Receipts unless such amendment shall have been approved by the Holders of Receipts representing in the aggregate at least a majority of the Depositary Shares then outstanding. Every Holder of an outstanding Receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right, subject to the provisions of Section 2.5 and Section 2.6 and Article III, of any owner of Depositary Shares to surrender any Receipt evidencing such Depositary Shares to the Depositary with instructions to deliver to the Holder the shares of the Convertible Preferred Stock and all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law or the rules and regulations of any governmental body, agency or commission, or applicable securities exchange. As a condition precedent to the Depositary’s execution of any amendment, the Corporation shall deliver to the Depositary a certificate that states that the proposed amendment is in compliance with the terms of this Section 6.1.

Section 6.2. Termination

This Deposit Agreement may be terminated by the Corporation at any time upon not less than forty-five (45) days prior written notice to the Depositary, in which case, at least thirty (30) days prior to the date fixed in such notice for such termination, the Depositary will mail notice of such termination to the record Holders of all Receipts then outstanding. If any Receipts shall remain outstanding after the date of termination of this Deposit Agreement, the Depositary thereafter shall discontinue the transfer of Receipts, shall suspend the distribution of dividends to the Holders of the Receipts thereof and shall not give any further notices (other than notice of such termination) or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to the Convertible Preferred Stock, and shall continue to deliver the Stock and any money and other property, if any, represented by Receipts upon surrender thereof by the Holders of Receipts thereof. At any time after the expiration of two years from the date of termination, as may be instructed by the Corporation in writing, the Depositary shall (i) sell the shares of the Convertible Preferred Stock then held hereunder at public or private sale, at such places and upon such terms as it deems proper and may thereafter hold the net proceeds of any such sale, together with any money and other property held by it hereunder, without liability for interest, for the benefit, pro rata in accordance with their holdings, of the Holders of Receipts that have not theretofore been surrendered, or (ii) return such shares of Convertible Preferred Stock to the Corporation. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement except to account for such net proceeds and money and other property. The Depositary shall continue to receive its fees and expenses after termination of this Deposit Agreement so long as the Depositary continues to provide services in connection with this Deposit Agreement.

Subject to the first paragraph of this Section 6.2, this Deposit Agreement may be terminated by the Corporation or the Depositary only if (i) all outstanding Depositary Shares have been redeemed pursuant to Section 2.8; (ii) each share of Convertible Preferred Stock has been converted into common stock or has been exchanged for common stock; (iii) there shall have been made a final distribution in respect of the Convertible Preferred Stock in connection with any liquidation, dissolution or winding up of the Corporation and such distribution shall have been distributed to the Holders of Receipts representing Depositary Shares pursuant to Section 4.1 or Section 4.2, as applicable; or (iv) upon the consent of Holders of Receipts representing in the aggregate not less than two-thirds of the Depositary Shares outstanding.

Upon the termination of this Deposit Agreement, the Corporation shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary, any Depositary’s Agent and any Registrar under Section 5.7 and Section 5.8; provided further that Section 5.4 and Section 5.7 shall survive the termination of this Deposit Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.1. Counterparts

This Deposit Agreement may be executed in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed an original, but all such counterparts taken together shall constitute one and the same instrument. A signature to this Deposit Agreement executed and/or transmitted electronically shall have the same authority, effect, and enforceability as a manually executed counterpart of this Deposit Agreement.

Section 7.2. Exclusive Benefit of Parties

This Deposit Agreement is for the exclusive benefit of the parties hereto, and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other Person whatsoever.

Section 7.3. Invalidity of Provisions

In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

Section 7.4. Notices

Any and all notices to be given to the Corporation hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof or, in the case of electronic mail, by electronic return receipt providing proof of delivery, addressed to the Corporation at:

American Tower Corporation

116 Huntington Avenue

Boston, Massachusetts 02116

Facsimile: (617) 375-7500

Email: eddisanto@americantower.com

Attention: Ed DiSanto, Esq., Executive Vice President, Chief Administrative Officer and General Counsel

or at any other addresses of which the Corporation shall have notified the Depositary in writing.

Any and all notices to be given to the Depositary hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, or if sent by facsimile, provided that the facsimile is promptly confirmed by telephone confirmation thereof or, in the case of electronic mail, by electronic return receipt providing proof of delivery, addressed to the Depositary at the Depositary’s Office at:

Computershare Trust Company, N.A.

250 Royall Street

Canton, Massachusetts 02021

Attention: Corporate Actions

or at any other address of which the Depositary shall have notified the Corporation in writing.

Any and all notices to be given to any Record Holder of a Receipt hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail, recognized next day courier services, facsimile transmission or electronic mail, confirmed by letter, addressed to such Record Holder at the address of such

Record Holder as it appears on the books of the Depositary, or if such Holder shall have timely filed with the Depositary a written request that notices intended for such Holder be mailed to some other address, at the address designated in such request. Notwithstanding the foregoing, if Depositary Shares are issued in book-entry form through DTC or any similar facility, such notices may be given to Record Holders in any manner permitted by DTC or such facility, as the case may be.

Delivery of a notice sent by mail or as provided in the previous paragraph shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a facsimile transmission or electronic mail) is deposited, postage prepaid, in a post office letter box; provided, that the Depositary or the Corporation may, however, act upon any facsimile transmission or electronic mail received by it from the other or from any Holder of a Receipt, notwithstanding that such facsimile transmission or electronic mail shall not subsequently be confirmed by letter or as aforesaid.

Section 7.5. Depositary’s Agents

The Depositary may from time to time appoint Depositary’s Agents to act in any respect for the Depositary for the purposes of this Deposit Agreement and may at any time appoint additional Depositary’s Agents and vary or terminate the appointment of such Depositary’s Agents. The Depositary will promptly notify the Corporation of any such action.

Section 7.6. Appointment of Registrar, Transfer Agent, Conversion Agent, Dividend Disbursing Agent and Redemption Agent in Respect of the Convertible Preferred Stock

The Corporation hereby appoints Trust Company as Registrar and Transfer Agent, and Computershare as conversion agent, dividend disbursing agent and redemption agent in respect of the shares of the Convertible Preferred Stock deposited with the Depositary hereunder, and Trust Company and Computershare hereby accept such appointments, subject to the express terms and conditions of this Deposit Agreement (and no implied terms or conditions) and, as such, will reflect changes in the number of shares (including any fractional shares) of deposited Convertible Preferred Stock held by Trust Company or Computershare by notation, book-entry or other appropriate method. With respect to the appointment of Trust Company as Registrar and Transfer Agent and Computershare as conversion agent, dividend disbursing agent and redemption agent in respect of the shares of the Convertible Preferred Stock, Trust Company and Computershare, respectively, in its respective capacities under such appointments, shall be entitled to the same rights, indemnities, immunities and benefits as the Depositary hereunder as if explicitly named in each such provision.

Section 7.7. Holders of Receipts are Parties

The Holders of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance of delivery thereof.

Section 7.8. Governing Law

This Deposit Agreement and the Receipts and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable conflicts of law principles.

Section 7.9. Inspection of Deposit Agreement and Certificate of Designations

Copies of this Deposit Agreement and the Certificate of Designations shall be filed with the Depositary and the Depositary’s Agents and shall be made available for inspection during business hours upon reasonable notice at the Depositary’s Office and the respective offices of the Depositary’s Agents, if any, by any Holder of a Receipt.

Section 7.10. Headings

The headings of articles and sections in this Deposit Agreement and in the form of the Receipt set forth in Exhibit A hereto have been inserted for convenience only and are not to be regarded as a part of this Deposit Agreement or the Receipts or to have any bearing upon the meaning or interpretation of any provision contained herein or in the Receipts.

Section 7.11. Confidentiality

In connection with Depositary’s appointment hereunder, each party shall obtain confidential information related to the other party or its stockholders that is not available to the general public (“Confidential Information”). Each party agrees that the Confidential Information shall be held and treated by it, its directors, officers, partners, members, employees, affiliates, agents and subcontractors (collectively, “Representatives”) in confidence and, except as hereinafter provided, shall not be disclosed in any manner whatsoever except as otherwise required by law, regulation, subpoena or governmental authority. Confidential Information shall be used by each party and its Representatives only for the purposes for which provided and shall be disclosed by such party only to those Representatives who have a need to know in order to accomplish the business purpose in connection with which the Confidential Information has been provided. Confidential Information does not include information that (i) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (ii) the receiving party had rightfully in its possession prior to disclosure to it by the disclosing party; (iii) is independently developed by the receiving party without the use of or reference to any Confidential Information; or (iv) the receiving party rightfully obtains on a non-confidential basis from a source other than the disclosing party who has the right to transfer or disclose it.

[Remainder of page intentionally left blank; signature page follows.]

IN WITNESS WHEREOF, the Corporation and the Depositary have duly executed this Deposit Agreement as of the day and year first above set forth, and all Holders of Receipts shall become parties hereto by and upon acceptance by them of delivery of Receipts issued in accordance with the terms hereof.

AMERICAN TOWER CORPORATION

By:	/s/ EDMUND DISANTO
Name:	Edmund DiSanto

Title:	Executive Vice President, Chief Administrative Officer, General Counsel and Secretary

COMPUTERSHARE TRUST COMPANY, N.A. and COMPUTERSHARE INC. (on behalf of both entities)

By:	/s/ TYLER HAYNES
Name:	Tyler Haynes

Title:	VP: Manager, Relationship Management

Deposit Agreement Signature Page

EXHIBIT A:

FORM OF RECEIPT

[FORM OF FACE OF RECEIPT]

[IF A DTC RECEIPT IS ISSUED: UNLESS THIS RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO AMERICAN TOWER CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE& CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE& CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE& CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL RECEIPT SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS DTC RECEIPT SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE CERTIFICATE OF DESIGNATIONS REFERRED TO BELOW.]

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR AND TRANSFER AGENT MAY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF SAID AGREEMENT. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENT WILL BE VOID.

Certificate Number	[Initially][1] Depositary
Shares

AMERICAN TOWER CORPORATION

DEPOSITARY RECEIPT FOR DEPOSITARY SHARES,

EACH REPRESENTING ONE-TENTH OF ONE SHARE OF

5.50% MANDATORY CONVERTIBLE PREFERRED STOCK, SERIES B

($0.01 par value)

(liquidation preference $1,000 per share)

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CUSIP 03027X 407

(SEE REVERSE FOR CERTAIN DEFINITIONS)

Computershare Trust Company, N.A., as Depositary (the “Depositary”), hereby certifies that                     2 is the registered owner of [                    (                    )]3 [the number shown on Schedule I hereto of]4 DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing 1/10th of one share of 5.50% Mandatory Convertible Preferred Stock, Series B, par value $0.01 per share, liquidation preference $1,000 per share (the “Preferred Stock”), of American Tower Corporation, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement dated as of March 3, 2015 (the “Deposit Agreement”), among the Corporation, the Depositary and the holders from time to time of the Depositary Receipts. The powers, designations, preferences and rights of the Preferred Stock are set forth in a Certificate of Designations for the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware (the “Restated Certificate”). The aggregate number of Depositary Shares evidenced by Receipts that may be executed and delivered under the Deposit Agreement is initially limited to 12,500,000 (as increased from time to time by an amount equal to the aggregate number of any additional Depositary Shares purchased by the Underwriters pursuant to the exercise of their over-allotment option as set forth in the Underwriting Agreement dated February 25, 2015 among the Corporation and Goldman, Sachs & Co., RBC Capital Markets, LLC, Morgan Stanley & Co. LLC, RBS Securities Inc. and TD Securities (USA) LLC, as representatives of the several Underwriters listed in Schedule A thereto). Capitalized terms used herein but not defined shall have the respective meanings given them in the Deposit Agreement.

This Depositary Receipt is issuable to                     5 as the registered owner of the Depositary Shares represented hereby. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement.

[1]	Insert for DTC Receipt.
[2]	Insert “CEDE & CO.” for DTC Receipt.
[3]	Insert for Physical Receipt.
[4]	Insert for DTC Receipt.
[5]	Insert “CEDE & CO.” for DTC Receipt.

This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.

Dated: March 3, 2015

[Countersigned:

By:		]

Computershare Inc. and Computershare Trust Company, N.A., For both entities, As Depositary

By:
Authorized Officer

[FORM OF REVERSE OF RECEIPT]

AMERICAN TOWER CORPORATION

AMERICAN TOWER CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPT HOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OF THE CERTIFICATE OF DESIGNATIONS. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.

THE PREFERRED STOCK AND DEPOSITARY SHARES EVIDENCED BY THIS RECEIPT ARE SUBJECT TO RESTRICTIONS ON OWNERSHIP AND TRANSFER WHICH ARE CONTAINED IN THE RESTATED CERTIFICATE, INCLUDING PROVISIONS WHICH PROHIBIT THE OWNERSHIP OF MORE THAN 9.8% IN VALUE OF THE COMPANY’S AGGREGATE OUTSTANDING STOCK, OR MORE THAN 9.8% IN VALUE OR NUMBER (WHICHEVER IS MORE RESTRICTIVE) OF THE OUTSTANDING SHARES OF ANY CLASS OR SERIES OF THE CORPORATION’S SHARES OF STOCK BY ANY PERSON OR GROUP. THIS DESCRIPTION OF THE RESTRICTIONS UPON OWNERSHIP OR TRANSFER OF THE CORPORATION’S SECURITIES IS NOT COMPLETE. A MORE COMPLETE DESCRIPTION OF THESE RESTRICTIONS AND OF THE VARIOUS RIGHTS AND OBLIGATIONS OF STOCKHOLDERS APPEARS IN THE RESTATED CERTIFICATE.

The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Abbreviation	Equivalent Phrase	Abbreviation	Equivalent Phrase
JT TEN	As joint tenants, with right of survivorship and not as tenants in common	TEN BY ENT	As tenants by the entireties

TEN IN COM	As tenants in common	UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Abbreviation	Equivalent Word	Abbreviation	Equivalent Word	Abbreviation	Equivalent Word

ADM	Administrator(s), Administratrix	EX	Executor(s), Executrix	PAR	Paragraph

AGMT	Agreement	FBO	For the benefit of	PL	Public Law

ART	Article	FDN	Foundation	TR	(As) trustee(s), for, of

CH	Chapter	GDN	Guardian(s)	U	Under

CUST	Custodian for	GDNSHP	Guardianship	UA	Under agreement

DEC	Declaration	MIN	Minor(s)	UW	Under will of, Of will of, Under last will & testament

EST	Estate, of Estate of

ASSIGNMENT

For value received,                      hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE. PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE.

                     Depositary Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint

                     Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.

Dated: 20

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE(S) GUARANTEED

NOTICE: The signature(s) should be guaranteed by a participant in a signature guarantee program approved by the Securities Transfer Association at a guarantee level acceptable to the Corporation’s transfer agent. Guarantees by a notary public are not acceptable.

Schedule I6

SCHEDULE OF EXCHANGES

American Tower Corporation

Depositary Shares, Each Representing a 1/10th Interest in a share of 5.50% Mandatory

Convertible Preferred Stock, Series B

Certificate Number: [            ]

The number of Depositary Shares initially represented by this DTC Receipt shall be [                ]. Thereafter the Transfer Agent and Registrar shall note changes in the number of Depositary Shares evidenced by this DTC Receipt in the table set forth below:

Amount of Decrease in Number of Depositary Shares Evidenced by this DTC Receipt	Amount of Increase in Number of Depositary Shares Evidenced by this DTC Receipt	Number of Depositary Shares Represented by this DTC Receipt following Decrease or Increase	Signature of Authorized Officer of Transfer Agent and Registrar

[6]	Attach Schedule I only to DTC Receipts.

EXHIBIT B:

CERTIFICATE OF DESIGNATIONS

[See Exhibit 3.1]

B-1